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                                               Exhibit 23.2

Consent from Goldstein Golub Kessler LLP

INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Micros-To-Mainframes, Inc.


We hereby consent to incorporation by reference in the Registration Statement (No. 333-72269) on Form S-8 of Micros-To-Mainframes, Inc. of our report dated May 14, 1999 related to the consolidated balance sheet of Micros-To-Mainframes, Inc. and Subsidiaries as of March 31, 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, which report appears in the March 31, 1999 annual report on Form 10-K of Micros-To-Mainframes, Inc.




/s/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 29, 1999

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Consent from Ernst & Young LLP

                       Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72269) pertaining to the 1996 and 1998 Stock Option Plans of Micros-To-Mainframes, Inc., of our report dated May 29, 1998, with respect to the consolidated financial statements of Micros-To-Mainframes, Inc. at March 31, 1998 and for the two years then ended, included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Stamford, Connecticut
June 29, 1999